Exhibit h(3)

                        [FORM OF SELLING GROUP AGREEMENT]


ING PILGRIM SECURITIES, INC.                    RETURN TO:
RESTATEMENT: SEPTEMBER 8TH 2000                 7337 E DOUBLETREE RANCH RD
                                                SCOTTSDALE, AZ 85258-2034
                                                (480) 477-3000 OR (800) 334-3444

SELLING GROUP AGREEMENT
SELLING AGENTS COPY

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Broker/Dealer:

As Principal Underwriter and exclusive Selling Agent for each of the investment companies in the ING Pilgrim Securities, Inc. group of funds, listed on Appendix "A" hereto and referred to collectively as the "Funds" or individually as the "Fund", we understand that you are a member of the National Association of Securities Dealers, Inc., and, on the basis of such understanding, invite you to become a member of the Selling Group to distribute the shares of the Funds on the following terms.

1. N.A.S.D. RULES: Reference is hereby specifically made to the Rules of Fair Practice of the National Association of Securities Dealers, Inc.(the "N.A.S.D. Rules"), which incorporated herein as if set forth in full. It is agreed that all of the requirements of said rules and all other rules or regulations that are now or may become applicable to transactions hereunder, including state "blue sky" laws, will be fully met.

2. ORDERS: An order for shares of any Fund received from you will be confirmed only at the appropriate offering price applicable to that order, as described in such Fund's then current Prospectus. The procedure relating to orders and the handling thereof will be subject to instructions released by us from time to time. Orders should be transmitted to our office or other offices authorized by us for this purpose. The dealer or his/her customer may, however, mail a completed application with a check payable to the Fund directly to the Fund's shareholder servicing agent for transmission to the Fund's office in Phoenix, Arizona. All orders are subject to acceptance in Phoenix, Arizona, and we as agent for the Funds reserve the right in our sole discretion to reject any order. The minimum initial investment for each Fund is set forth in its then current Prospectus.

3.  CONCESSIONS:

(a) Any sales charges and dealers' concessions will be as set forth in the current Prospectus of each Fund.

(b) Where payment is due hereunder, we agree to send payment for dealers' concessions and Plan payments to your address as it appears on our records. You must notify us of address changes and promptly negotiate such payments. Any such payments that remain outstanding for 12 months shall be void and the obligation represented thereby shall be extinguished.

(c) With respect to Funds which impose a Contingent Deferred Sales Charge ("CDSC"), we agree to compensate selling firms at a specified rate as disclosed in each Fund's current prospectus on purchase payments only for those shares which are subject to the CDSC at the time of investment.

(d) We reserve the right to reclaim any commission payment from a broker/dealer if we later determine the CDSC waiver applied at the time of investment.

(e) We reserve the right to modify the CDSC waiver at any time. We will promptly notify each member of the Selling Group of any modification thereto.

4. REMITTANCE: Remittance by dealers should be made by check or wire, payable to the appropriate Fund (not to us) and sent to the Fund's servicing agent. Stock certificates, if the Fund has a policy of issuing them and where specifically requested, will be delivered only after checks have cleared. Payments must be received promptly pursuant to Article III, Section 26 (m) of the N.A.S.D. Rules, otherwise the right is reserved, without notice, to cancel the sale, in which event you will be held responsible for any loss to the Fund, or to us, including loss of profit resulting from your failure to make payment.

5. SELLING GROUP ACTIVITIES: In addition to purchasing shares of any Fund through us as Selling Agent, you shall purchase such shares only from your customers, in which case you shall pay the applicable net asset value determined in accordance with the Fund's then current Prospectus and Statement of Additional Information, less any applicable CDSC, if the Fund imposes a CDSC.

(a) Shares of any Fund may be liquidated by sale thereof to such Fund or to us as Agent for such Fund at the applicable net asset value, less any applicable CDSC, determined in the manner described in its then current Prospectus and Statement of Additional Information. All certificates for shares repurchased must be delivered to us as Agent for the Fund upon settlement. If delivery is not made within ten (10) days from the date of the transaction, the right is reserved, without notice, to cancel the transaction, in which event you will be held responsible for any loss to the Fund, or to us, including loss of profit resulting from your failure to make payment.
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(b) In no event shall you withhold placing orders so as to profit from such withholding by a change in the net asset value from that used in determining the price to your customer, or otherwise. You shall make no purchases except for the purpose of covering orders received by you and then such purchases must be made only at the applicable offering price (less your concession), or at the net asset value price of a Fund which imposes a CDSC, provided, however, that the foregoing does not prevent the purchase of shares by you for your own bonafide investment. All sales to your customers shall be at the applicable offering prices determined in accordance with the Fund's then current Prospectus.

6. REFUND OF SALES CHARGE: If the shares of any Fund confirmed to you hereunder are repurchased by such Fund, or by us as Agent for such Fund, or are tendered for liquidation to such Fund, within seven (7) business days after such confirmation of your original order, then you shall forthwith repay to such Fund the full concession allowed to you on such sale and we shall forthwith repay to such Fund our share of the sales charge thereon. We shall notify you of such repurchase or redemption within ten (10) days from the day on which the certificate or redemption order is delivered to us or to such Fund.

7. REPRESENTATIONS: No person is authorized to make any representation relating to the shares of any Fund, except those contained in its then current Prospectus and Statement of Additional Information which you agree to deliver to investors in accordance with applicable regulations and in such information as we may issue as Supplemental Information to such Prospectus and Statement of Additional Information. In ordering shares of any Fund you shall rely solely and conclusively on the representations contained in its then current Prospectus, Statement of Additional Information, and Supplemental Information, if any, additional copies of which are and will be available on request. In no transaction shall you have any authority whatever to act as agent for any Fund, or for us, or for any other distributor, and nothing in this Agreement shall constitute either of us the agent of the other, or shall constitute you or any Fund the agent of the other.

8. MODIFICATION AND TERMINATION: We reserve the right, in our discretion and without notice to you or to any distributor, to suspend sales, to withdraw any offering, to change the offering prices or to modify or cancel this Agreement (including the provision for Plan payments described in Section 3) which shall be construed in accordance with the laws of the State of Arizona. This agreement may be canceled at any time by you upon thirty (30) days written notice.

9. INVESTORS ACCOUNT INSTRUCTIONS: If an investor's account is established without the investor signing the application form, the dealer represents that the instructions relating to the registration (including the investor's tax identification number) and selected options furnished to the Fund (whether on the application form, in some other document, or orally) are in accordance with the investor's instructions, and the dealer agrees to indemnify the Fund, its transfer agent, shareholder servicing agent, and us for any loss or liability resulting from acting upon such instructions. We agree to hold harmless and indemnify you for any loss or liability arising out of our negligence in processing such instructions.

10. ACCEPTANCE OF TERMS: If the foregoing completely expresses the terms of the Agreement between us, please so signify by executing, in the space provided, the annexed duplicate of this Agreement and return it to us, retaining the original copy for your own files. This Agreement shall become effective upon the earlier of our receipt of a signed copy hereof or the first order placed by you for any of the Fund's shares, which order shall constitute acceptance of this Agreement. This Agreement shall supersede all prior Selling Group Agreements relating to the shares of any of the Funds. All amendments to this Agreement, including any changes made pursuant to Appendix "A" shall take effect as of the date or the first order placed by you for any of the Funds shares after the date set forth in the notice of amendment sent to you by the undersigned.

DEALER'S ACCEPTANCE

                                                   ING PILGRIM SECURITIES, INC.
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Firm Name

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Address

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Phone Number

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By
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       Authorized Officer Signature

By
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   Authorized Officer Name & Title--Please Print

Date                     20
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